EXHIBIT 5.1 and 23.2

                              MINTMIRE & ASSOCIATES
                                ATTORNEYS AT LAW
                                                              265 Sunrise Avenue
                                                                       Suite 204
                                                       Palm Beach, Florida 33480
                                                                  (561) 832-5696

October 30, 2000

Orange Productions, Inc.
222 Lakeview Avenue, Suite 113
West Palm Beach, FL 33401

RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Orange Productions Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (Registration Number to be obtained after initial filing) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), registering initially an aggregate of 2,000,000 shares of the Company's Common Stock, par value $.0001, all of which are for resale by the Selling Shareholders (as defined in the Registration Statement).

         For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, each as amended to date, resolutions adopted by the Company's Board of Directors and other agreements, instruments, documents and records relating to the Company and the issuance of the Outstanding Shares, Warrants Shares and Additional Offered Shares as we deemed appropriate. In all examinations, we have assumed the legal capacity of each natural person signing any of the documents and corporate records relating to the Company, the genuineness of signatures, the authenticity of the documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company. As to various questions of fact material to our opinion, we have relied on representations of officers of the Company.

         We express no opinion concerning the laws of any jurisdictions other than the Florida Business Corporation Act and the laws of Florida.

         On the basis of the foregoing, we are of the opinion that the Outstanding Shares when issued will be fully paid, non-assessable and validly issued by the Company.

         We hereby consent to the reference of our firm under the caption "Legal Opinion" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Mintmire & Associates
                                          Mintmire & Associate